                                                             EXHIBIT 11.01

                     EXHIBIT 11.01* TO REPORT ON FORM 10-Q

                      TELXON CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF COMMON SHARES OUTSTANDING
                             AND EARNINGS PER SHARE

                (Dollars in thousands except per share amounts)


                                                 Three Months Ended                  Nine Months Ended
                                                      December 31,                      December 31,
                                               ------------------------           ----------------------
                                                1993            1992               1993            1992
                                               ------         ------              ------          ------
Net loss applicable to
  common shares                              $  (617)           $(9,127)          $(3,684)        $(1,690)
                                             =======            =======           =======         =======

Weighted average common shares
  outstanding for the period                  15,417             14,557            15,377          14,572
                                             =======            =======           =======         =======
Loss per common share:
           On the weighted average
              common shares outstand-
              ing for the year                $ (.04)            $ (.63)           $ (.24)        $  (.12)

           Assuming issuance of shares
              for dilutive stock
              options**                       $ (.04)            $ (.63)           $ (.24)        $  (.12)


 *         Numbered in accordance with Item 601 of Regulation S-K.

** This calculation is submitted in accordance with Regulation S-K Item 601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 7 1/2% Convertible Debentures were omitted from the fully diluted calculation due to their antidilutive effect.





                                       47